UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5556 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 403-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 26, 2005, MetaSolv, Inc. (the “Company”) completed a private placement of $23 million of its common stock and warrants to purchase common stock. The proceeds will be used to grow the Company’s business and for general corporate purposes.

As part of the private placement, the Company entered into Purchase Agreements, dated October 26, 2005 (the “Purchase Agreements”) with each of Bonanza Master Fund Ltd., Brookside Capital Partners Fund, L.P., Shea Ventures, LLC, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P., SRB Greenway Offshore Operating Fund, L.P., WS Opportunity Fund, L.P., WS Opportunity Fund (QP), L.P., WS Opportunity Fund International, Ltd., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P. and Walker Smith International Fund, Ltd. (the “Purchasers”). Pursuant to the Purchase Agreements, the Company sold 7,666,667 shares of its common stock, par value $0.005 per share (the “Common Stock”), at a per share price of $3.00 and warrants (the “Warrants”) to purchase an additional 3,833,333 shares of Common Stock. With each share of Common Stock purchased, the Purchasers received a Warrant to purchase 0.50 of a share of Common Stock. The Warrants are exercisable at a price of $4.00 per share, may not be exercised until six months after the date of issuance and expire five years after the date of issuance. The Company has the right to call the Warrants in the event that the Common Stock trading price exceeds $7.00 per share for twenty consecutive trading days. The Warrants contain anti-dilution provisions that provide that the exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant will be adjusted if in the future the Company issues Common Stock for consideration per share less than the exercise price of the Warrants in effect immediately prior to the time of issuance.

In connection with the sale, the Company paid Raymond James & Associates, Inc. a placement fee equal to 5% of the proceeds received by the Company in the private placement.

The Common Stock and Warrants described herein (the “Securities”) were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Purchasers is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. The Securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The Company has agreed to file a registration statement on Form S-3, registering for resale the shares of Common Stock acquired by the Purchasers as well as the shares of Common Stock issued upon exercise of the Warrants, by November 10, 2005 (the “Filing Deadline”), and thereafter to use commercially reasonable efforts to cause such registration statement to become effective. In the event the Company is unable to file a registration statement by the Filing Deadline or the registration statement is not declared effective within sixty days of the filing date, or 105 days of the filing date if the Securities and Exchange Commission reviews the registration statement (such 60th or 105th day, as applicable, the “Required Effective Date”), then the Company will have to pay liquidated damages equal to 1.0% of the aggregate amount invested by each Purchaser for each thirty day period beyond the Filing Deadline that the registration statement is not filed or beyond the Required Effective Date that the registration statement is not declared effective.

The foregoing description does not purport to be a complete description of the Warrants, the rights of the Purchasers in the private placement, the parties’ rights and obligations under the Purchase Agreements or the transactions contemplated thereby. Such description is qualified in its entirety by the terms of the Warrants and the Purchase Agreements, forms of which are attached hereto as Exhibits 4.1, 4.2 and 10.1, as applicable, and are incorporated herein by reference in this Current Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in response to Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On October 27, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the private placement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant, dated October 26, 2005, issued by MetaSolv, Inc.

4.2	Form of Warrant, dated October 26, 2005, issued by MetaSolv, Inc.

10.1	Form of Purchase Agreement, dated October 26, entered into between MetaSolv, Inc. and each of Bonanza Master Fund Ltd., Brookside Capital Partners Fund, L.P., Shea Ventures, LLC, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P., SRB Greenway Offshore Operating Fund, L.P., WS Opportunity Fund, L.P., WS Opportunity Fund (QP), L.P., WS Opportunity Fund International, Ltd., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P. and Walker Smith International Fund, Ltd.

99.1	Press release dated October 27, 2005.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date:	October 28, 2005	By:	/S/ GLENN A. ETHERINGTON
Glenn A. Etherington
Chief Financial Officer